As filed with the Securities and Exchange Commission on February 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GigCapital4, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-4164597
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Avi S. Katz

Executive Chairman

GigCapital4, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

(650) 276-7040

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, CA 94105 Telephone: (415) 615-6095 Facsimile: (415) 659 7465

Douglas S. Ellenoff, Esq.

Stuart Neuhauser, Esq.

Joshua N. Englard, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Telephone: (212) 370 1300

Facsimile: (212) 370 7889

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252315

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company.” See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	5,980,000 Units	$10.00	$59,800,000	$6,524.18
Shares of common stock included as part of the units(3)	5,980,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	1,993,334 Warrants	—	—	—(4)
Total			$59,800,000	$6,524.18

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 780,000 units, consisting of 780,000 shares of common stock and 260,000 warrants to purchase an aggregate of 260,000 shares of common stock included in such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	Pursuant to Rule 457(g) under the Securities Act, no additional fee.
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $299,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252315), which was declared effective by the U.S. Securities and Exchange Commission on February 8, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $59,800,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with
Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by GigCapital4, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-252315), as subsequently amended (the “Original Registration Statement”), which was declared effective by the Commission on February 8, 2021. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Original Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Original Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of BPM LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1/A, as amended, filed by the Registrant (File No. 333-252315) and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California, on February 8, 2021.

GIGCAPITAL4, INC.

By:	/s/ DR. RALUCA DINU
Name:	Dr. Raluca Dinu
Title:	President, Chief Executive Officer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ DR. RALUCA DINU	President, Chief Executive Officer,	February 8, 2021
Dr. Raluca Dinu	Secretary (Principal executive officer)

*	Executive Chairman of the Board of	February 8, 2021
Dr. Avi S. Katz	Directors

*	Director	February 8, 2021
Neil Miotto

*	Director	February 8, 2021
Andrea Betti-Berutto

*	Director	February 8, 2021
Dorothy D. Hayes

*By:	/s/ Dr. Raluca Dinu
Dr. Raluca Dinu
Attorney-in-Fact